UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

Nyer Medical Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-20175

Florida	01-0469607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Water Street, Holliston, MA 01746
 (Address of principal executive offices, including zip code)

(508) 429-8506
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed on October 23, 2009, in conjunction with the sale of a substantial portion of the assets of D.A.W., Inc. (“DAW”), a wholly owned subsidiary of Nyer Medical Group, Inc. (“Nyer”), to Walgreen Easter Co. (the “WAG Transaction) and the sale of the stock of DAW to certain management investors (the “DAW Stock Transaction”), the Board of Directors of Nyer approved the liquidation and dissolution of Nyer pursuant to a Plan of Dissolution (the “Plan of Dissolution”), subject to obtaining shareholder approval of the WAG Transaction, the DAW Stock Transaction, and the Plan of Dissolution (the “Transactions”).  Upon shareholder approval and the closing of the WAG Transaction and the DAW Stock Transaction, Nyer intends to proceed with the orderly wind down and dissolution of Nyer pursuant to the Plan of Dissolution.   Nyer currently expects that upon dissolution of Nyer, shareholders of Nyer will receive a liquidating distribution in the range of $1.84 to $2.00 a share, depending on the ultimate amount of assets and liabilities to be realized upon liquidation.

Additional Information and Where to Find It

In connection with the proposed transactions, Nyer Medical Group, Inc. ("Nyer") will file a proxy statement and other relevant documents with the Securities and Exchange Commission (“SEC”). NYER SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS  AND RELATED MATTERS.  NYER SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY NYER THROUGH THE SEC WEBSITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM NYER BY DIRECTING A REQUEST TO: NYER MEDICAL GROUP, INC., 13 WATER STREET, HOLLISTON CORPORATION, MASSACHUSETTS 01746, ATTENTION: CHIEF EXECUTIVE OFFICER, TELEPHONE: (508) 429-8506.

Nyer and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding Nyer's directors and executive officers is available in Nyer's annual report on Form 10-K for the year ended June 30, 2009, which was filed with the SEC on September 28, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Safe Harbor for Forward-Looking Statements

Certain statements contained in Current Report on Form 8-K are forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are generally identified by the inclusion of phrases such as "we expect," "we anticipate," "we believe," "we estimate," and other phrases of similar meaning.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations, including the risk that we may fail to consummate the transactions contemplated by our agreements with Walgreens and investors in DAW or liquidate Nyer. For example, although we have stated the expected amount of the liquidating distribution to Nyer’s shareholders, the actual amount paid may change based on a number of variables, including any adjustments to the purchase prices in the WAG Transaction and DAW Stock Transaction, expenses incurred by Nyer in connection with the transactions and changes to the number of shares outstanding at the time of dissolution.  You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur.  Except as required by law, Nyer undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Additional factors are described under "Part I.  Item 1. A. - Risk Factors" in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission.  Except as required by law, Nyer Medical Group undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nyer Medical Group, Inc.

Date: October 26, 2009	By:	/s/ Mark A. Dumouchel
Mark A. Dumouchel
President and Chief Executive Officer